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                                                                    EXHIBIT 21.1

                                  SUBSIDIARIES


NAME                                         STATE OF INCORPORATION                               OTHER TRADE NAMES
---------------------------                  ----------------------                               -----------------

Argenbright Holdings Limited                         Georgia                                      --

Argenbright, Inc.                                    Georgia                                      RightSide Up
                                                                                                  Gage Marketing
                                                                                                  EMD
                                                                                                  TUJA
                                                                                                  Verfurth
                                                                                                  ServiceAdvantage
                                                                                                  CDI

AHL Alpha, Inc.                                      Illinois                                     --

AHL Beta, Inc.                                       Illinois                                     --

AHL Delta, Inc.                                      Illinois                                     --

ADI Alpha Holdings Gmbh                              Germany                                      --

Argenbright BV                                       Netherlands                                  --

AHL Europe, Ltd.                                     United Kingdom                               --

PIMMS Corporation                                    Minnesota                                    --
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